UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 8, 2019

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road Dalton, Georgia	30720
(Address of principal executive offices)	(zip code)

(706) 876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal
Officers.

On November 6, 2019, the Board of Directors of the Company appointed Allen Danzey to serve as Chief Financial Officer of The Dixie Group, Inc., to be effective January 1, 2020. The Company’s current Chief Financial Officer, Jon A. Faulkner, will continue to serve as the Company’s Chief Financial Officer until January 1, 2020, at which time Mr. Faulkner will become the Company’s Vice President of Strategic Initiatives, principally responsible for structuring and negotiating credit agreements to replace the Company’s revolving credit agreement which expires in 2021, and other financial and strategic initiatives.
Mr. Danzey joined the Company in February 2005 as Senior Accountant in the Company’s Saraland Alabama offices, and subsequently served as Controller for the Company’s residential business and Commercial businesses. In 2018, Mr. Danzey was promoted to Director of Accounting for the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2019	THE DIXIE GROUP, INC.

/s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer